Exhibit 5.8

CONSENT OF SRK CONSULTING (U.S.), INC.

The undersigned hereby states as follows:

Our firm assisted with the “NI 43-101 Technical Report, Capital Gold Corporation, El Chanate Gold Mine, Sonora, Mexico” (the “Technical Report”) for Capital Gold Corporation (the “Company”) dated November 27, 2009, portions of which are summarized in Appendix A to AuRico Gold Inc.’s Registration Statement on Form F-10 filed with the Securities & Exchange Commission (“SEC”) on October 19, 2011.

We hereby consent to the incorporation by reference in AuRico Gold Inc.’s Registration Statement on Form F-10 filed with the SEC on October 19, 2011, of the summary information concerning the Technical Report and all information derived therefrom, including the reference to our firm included with such information as set forth in Appendix A to the Form F-10 and its incorporation by reference into the Form F-10.

SRK CONSULTING (U.S.), INC.

Dated: October 19, 2011	By:	/s/ Neal Rigby
Name: Neal Rigby, PhD, CEng, AIME, MIMM
Title: Corporate Consultant, Mining